COACHING AND STRATEGIC AGREEMENT

This agreement is entered into this 5th day of June, 1999 between Coaching Institute, Inc., a Utah company with its principal place of business located at 112 West Business Park Drive, Draper, UT 84020, and Automation Quest, a Utah company with its principal place of business located at 7231 South 900 East, Suite 700, Salt Lake City, UT 84047.

                                    RECITALS

1. Coaching Institute is engaged in the business of providing coaching services.

2. Automation Quest requires the services from Coaching Institute that are set forth in this agreement ("Services").

3. Coaching Institute desires to provide Services to Automation Quest and Automation Quest desires to receive Services from Coaching Institute.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                              OPERATIVE PROVISIONS

1. ASSOCIATION. Coaching Institute and Automation Quest hereby agree to be associated with each other on and subject to the terms and conditions herein. It is the intention of Coaching Institute and Automation Quest to focus on their respective areas of business and technological expertise, and to enhance their own and each other's business opportunities by associating together to offer solutions to their customers whenever and wherever possible.

2. INDEPENDENT CONTRACTORS. It is understood and agreed by the parties that as to their relationship with each other they are independent contractors. Nothing in this Agreement shall be construed as creating any partnership, agency, joint venture, or other joint obligation, and both parties agree not to make any representations to the contrary. Any conduct in which a party engages in connection with or in the performance of this Agreement shall be solely in its capacity as an independent contractor, and nothing in this Agreement shall be construed to the contrary. The parties agree that, as independent contractors, they do not have authority to sign contracts, notes, or obligations, or to purchase, acquire, or dispose of any property for or on behalf of the other party or any of its customers, and shall only have authority to perform those services specifically described herein. Each party is solely responsible and liable for all labor and expenses in connection with its services performed hereunder, and for any and all damages which may be occasioned on account of the operation of this Agreement, whether the same be for personal injuries or damages of any other kind.

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3. TAX LIABILITY.  Each party assumes full responsibility for the payment of its respective taxes, assessments, or contributions, whether state or federal, as to compensation paid and/or the services performed under this Agreement. Each party also agrees to pay any and all gross receipts, compensation, transaction, sales, use, or other taxes or assessments of whatever nature or kind levied or assessed as a consequence of the compensation paid and/or services performed under this agreement.

4. INTELLECTUAL PROPERTY. Ownership of all intellectual property remains with the creator of the property.

5. BUSINESS RELATIONSHIP. During the term of this agreement, the parties agree to the following:
         A.       Coaching Institute responsibilities
                  1. The Coaching Institute will develop the Automation Quest Coaching Program and associated curriculum. The curriculum will be focused on utilizing technology in the sales and marketing of real estate, building communication skills, and personal and business development. Professional skills assessment will be included.
                  2.       The   Coaching   Institute   will   hire  and   train
                           appropriately skilled coaches and mentors.
                  3.       The   Coaching   Institute   will   hire  and   train
                           salespeople that will appropriately represent the Automation Quest organization.
                  4. The Coaching Institute will provide inbound and outbound call center services to market the coaching program to Automation Quest seminar attendees - non-buyers.
                  5. The Coaching Institute is responsible for maintaining its phone system, phone lines, computer equipment, office supplies, office space, and other materials and assets necessary to perform its function to adequately support and market services to the Automation Quest customer base.
                  6. To maintain or assist in the maintenance of the Automation Quest database

         B.       Automation Quest responsibilities:
                  1.       To include the Automation  Quest coaching  program in
                           all its seminars, workshops, and other venues.
                  2.       To work in  conjunction  with  Coaching  Institute to
                           assure that the expectations regarding the quality and content of the coaching program are met.
                  3. To provide Coaching Institute with customer names and lists of seminar attendees and other interested parties on a regular basis for the intent of marketing the coaching program to them.

                  4. To provide materials, including copies of software packages sold, training videos, and other relevant information for the coaching staff.
                  5. To process all Automation Quest coaching sales through its merchant account or through its financing or lease program.
                  6. To compensate Coaching Institute according to the financial arrangements contained herein and to pay on a schedule according to, or similar to, the "general procedures guidelines" provided.

         C.       Mutual Responsibilities
                  1. It is understood that an undertaking of this magnitude, with the possibility of thousands of individuals contacted, enrolled, and spoken with, there will inevitably be some individuals who will be displeased with some aspect of the service. Therefore, if there are any concerns regarding representations made, the quality of service provided, or the manner in which a customer is treated, both parties agree to notify the other immediately and use their combined best efforts to rectify the situation. Customer satisfaction is the ultimate goal.

6. COMPENSATION. - The retail value associated with the coaching program is $1,495.00. Automation Quest agrees to compensate The Coaching Institute as follows for each program sold:

             Bundled (Sold by A.Q.)             Sold by The Coaching Institute
             ----------------------             ------------------------------
                  $672.75 (45%)                            $971.75 (65%)

7. MUTUAL EXCLUSIVITY AND NON-COMPETE - So long as Automation Quest includes the coaching program in each of their packages as described in paragraph 5.B.1, and that monthly coaching clients exceed an average of 60 per month, The Coaching Institute agrees that Automation Quest will have an exclusive arrangement with The Coaching Institute for providing coaching services to the real estate agent industry. The Coaching Institute will not actively pursue other marketing or real estate companies whose focus is to sell products and services to real estate agents during the term of this Agreement. It is understood that The Coaching Institute currently has customers in the real estate investment industry and that these types of companies do not fall into the restricted category.

         Pursuant to this arrangement, Automation Quest agrees to promote The Coaching Institute's coaching program to other current and potential real estate clients. In those situations in which Automation Quest introduces and promotes The Coaching Institute's coaching program to its clients, Automation Quest will receive an agreed-upon commission or royalty for each sale made through the new channel.

         Throughout the duration of this agreement, Automation Quest grants The Coaching Institute, Inc. status as its sole provider of coaching services. Automation Quest agrees not to develop any similar or competing program and also agrees not to utilize other third-party coaching providers.

8. TERM OF AGREEMENT- Subject to the provisions for termination contained herein, this Agreement and the association hereunder shall commence on the effective date hereof and shall continue for an indefinite period of time.

9. TERMINATION - Either party may terminate this Agreement at any time after an initial 120-day trial period for any reason by giving the other party a ninety (90) day written notice. The premise of this arrangement is that it will continue so long as it is mutually beneficial.

10. RESTRICTIVE COVENANTS - Each party understands that the other party has disclosed and will disclose certain knowledge concerning the other party's trade secrets, proprietary information, business and marketing methods, procedures, products, and services, including, but not limited to, names of customers, clients, and suppliers, and other things which constitute the property of the other party and which enable the other party to compete successfully in its business. In consideration of the parties association with each other and these disclosures, each party agrees as follows:

         A. Confidential Information; Covenant of Non-Disclosure; Trade Secrets--Proprietary Information. Each party covenants that it shall treat all such matters relating to the other party's business as confidential and proprietary information entrusted to said party solely for accomplishing the purposes of this agreement, and shall not at any time, either during or after the term of this Agreement, either directly or indirectly, use, divulge, disclose, or communicate to any person, firm, or corporation any information concerning any matters affecting or relating to the business of the other party, including without limiting the generality of the foregoing, any of its customers, clients, suppliers, the prices it obtains or has obtained for the services it renders and/or the products it sells, or any other information, written or otherwise, concerning the business of the other party, the manner of operation, plans processes, products, employees, or other data without regard to whether all the foregoing will be deemed confidential, material, or important. All of the terms contained anywhere in this Agreement shall remain in full force and effect from the effective date hereof indefinitely and perpetually thereafter, notwithstanding the termination of the association between the parties, and regardless of the reason for such termination.

11. INDEMNIFICATION. The party to whom a customer is referred shall indemnify the referring party against all liability or loss, and against all claims or actions based upon or arising out of the relationship between the referred customer and the party to whom the customer was referred pursuant to the terms of this Agreement, or based upon any violation of any statute, ordinance, code, or regulation, and the defense of any such claims or actions. Each party shall also indemnify the other against all liability and loss in connection with, and shall assume full responsibility for, payment of their respective federal, state, and local taxes, contributions, or assessments imposed or required as a result of this Agreement.

12.      GENERAL PROVISIONS

         A. Remedies. The rights and remedies of any of the parties hereto shall not be exclusive. In general, the respective rights and obligation hereunder shall be enforceable by specific
                  performance,   injunction,  or  other  equitable  remedy,  but
                  nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other party for a breach or threatened breach of any provision hereof, it being the intention of this Paragraph to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

         B. Governing Law, Jurisdiction, and Venue. This Agreement is governed by the laws of the State of Utah in all respects, and the parties hereto consent to jurisdiction and venue in the United States Court, District of Utah and/or the Courts of Salt Lake County, State Utah, as applicable.

         C. Entire Agreement. This instrument sets forth the entire agreement among the parties and supersedes all prior agreements, whether written or oral. All parts of Section titles or Paragraph captions of this Agreement are for convenience only, and shall not be deemed part of this Agreement, and in no way define, limit, augment, extend, or describe the scope, content, or intent of any part or parts of this Agreement.

         D. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors, and assigns; provided, however, that this provision shall not be construed as permitting assignment, substitution, delegation, or other transfer of rights or obligations by either party except upon the prior written consent of both parties hereto.

         E. Waiver or Forbearance Unless otherwise indicated herein, failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or of any other covenant, agreement, term, or condition. Any party, by notice delivered in the manner provided in this Agreement, may, but shall be under no obligation to waive any rights or any conditions to its obligation hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach. To be effective, any waiver must be signed by both parties hereto.

         F. Severability. In the event that any condition, covenant, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant, or other provision shall be deemed invalid due to is scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.


         The parties have executed this Coaching and Strategic Agreement effective the date and year set forth above.



         /s/ Craig R. Hendricks                    /s/ Brent D. Gray, Pres.
         ----------------------                    ------------------------
         Craig R. Hendricks                        Brent D. Gray
         President                                 President
         Coaching Institute, Inc.                  Automation Quest